Exhibit 4.3
EXECUTION VERSION
FIFTH SUPPLEMENTAL INDENTURE
     Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of October 27, 2010, among Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), the Guarantors (as defined in the Indenture described below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture dated as of December 12, 2006, as amended and supplemented through the date of this Supplemental Indenture (the “Indenture”). Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
WITNESSETH:
     WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of the Issuers’ 8 3/8% Senior Notes due 2013 (the “Notes”), initially in the aggregate principal amount of $550,000,000;
     WHEREAS, the aggregate principal amount of Notes currently outstanding is $357,500,000;
     WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes and the Note Guarantees with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (the “Requisite Consents”);
     WHEREAS, the Issuers have offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 13, 2010 (as the same may be amended, supplemented or modified from time to time, the “Statement”), and in the related Letter of Transmittal and consent (as the same may be amended, supplemented or modified from time to time, together with the Statement, the “Offer”);
     WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture set forth herein having been approved by the Requisite Consents (and a supplemental indenture in respect thereof having been executed and delivered), with such Proposed Amendments becoming operative with respect to the Indenture upon the acceptance for payment and payment of Notes validly tendered pursuant to the Offer (the “Settlement”);
     WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture;
     WHEREAS, each Issuer and Guarantor has been duly authorized by resolutions of its board of directors, sole member or general partner, as applicable, to enter into this Supplemental Indenture;

     WHEREAS, the Issuers have delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Issuers is authorized or permitted under the Indenture and that all conditions and covenants provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Issuers have been complied with; and
     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the constituent documents of each Issuer and Guarantor to make this Supplemental Indenture a legal, valid and binding obligation of each Issuer and Guarantor for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
AMENDMENTS TO THE INDENTURE AND THE NOTES
     1. Amendment of Section 1.01. Section 1.01 of the Indenture is amended by deleting from such Section those defined terms and section references that, by virtue of the amendments effected by this Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.
     2. Amendment of Section 4.03. Section 4.03 of the Indenture is hereby deleted in its entirety and replaced with the following:
          “SECTION 4.03 Reports.
               The Issuers will comply with the provisions of TIA Section 314(a).”
     3. Amendment of Sections 4.04 through 4.13. Sections 4.04 through 4.13 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: “[Intentionally Omitted]”.
     4. Amendment of Sections 4.15 through 4.18. Sections 4.15 through 4.18 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: “[Intentionally Omitted]”.
     5. Amendment of Section 5.01. Section 5.01 of the Indenture is hereby deleted in its entirety and such Section is replaced with the following: “[Intentionally Omitted]”.
     6. Amendment of Section 5.02. Section 5.02 of the Indenture is hereby deleted in its entirety and replaced with the following:
          “SECTION 5.02 Successor Person Substituted.

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     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Regency Energy Partners, the successor Person formed by such consolidation or into or with which Regency Energy Partners is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Regency Energy Partners” shall refer instead to the successor Person and not to Regency Energy Partners), and may exercise every right and power of Regency Energy Partners under this Indenture with the same effect as if such successor Person had been named as Regency Energy Partners herein.
     7. Amendment of Section 6.01. Section 6.01 of the Indenture is amended by deleting clauses (3), (4), (6), (7), (8) and (9) in their entirety and inserting “[Intentionally Omitted]” in lieu thereof.
     8. Amendment of Section 6.12. Section 6.12 of the Indenture is hereby deleted in its entirety and such Section is replaced with the following: “[Intentionally Omitted]”.
ARTICLE II
EFFECTIVENESS
     1. Effectiveness of this Supplemental Indenture. Upon the execution of this Supplemental Indenture by the Issuers, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that the provisions of the Indenture referred to in Article I above (such provisions being referred to as the “Amended Provisions”) will remain in effect in the form they existed prior to the execution of this Supplemental Indenture, and the Amended Provisions shall become operative upon the Settlement. The Issuers shall give the Trustee prompt written notice of the occurrence of the Settlement.
ARTICLE III
MISCELLANEOUS
     1. Ratification of Agreement. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as provided for in this Supplemental Indenture, all of the terms, provisions and conditions of the Indenture, the Notes and the Notes Guarantees shall remain in full force and effect.
     2. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

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     3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     4. Trustee Makes No Representation. The recitals contained herein are made by the Issuers and the Guarantors only and not by the Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     5. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
     6. Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
[Signature Page Follows]

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     IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUERS: REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President and Chief Executive Officer

REGENCY ENERGY FINANCE CORP.
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

Signature Page to Supplemental Indenture

GUARANTORS: REGENCY GAS SERVICES LP By: Regency OLP GP LLC, its general partner
By:	/s/ Byron R. Kelley
Name: Byron R. Kelley
Title: President

CDM RESOURCE MANAGEMENT LLC FRONTSTREET HUGOTON LLC PALAFOX JOINT VENTURE
	By:	Regency Field Services LLC and Regency Gas Services LP, its venturers
REGENCY FIELD SERVICES LLC REGENCY GAS MARKETING LLC REGENCY GAS UTILITY LLC REGENCY HAYNESVILLE INTRASTATE GAS LLC REGENCY LIQUIDS PIPELINE LLC REGENCY MIDCONTINENT EXPRESS PIPELINE I LLC
	By:	Regency Midcontinent Express LLC, its sole member
REGENCY MIDCONTINENT EXPRESS LLC WGP-KHC, LLC
	By:	Frontstreet Hugoton LLC, its sole member
REGENCY ZEPHYR LLC By: Regency Gas Services LP, its sole member By: Regency OLP GP LLC, its general partner

By:	/s/ Byron R. Kelley
Name: Byron R. Kelley
Title: President

Signature Page to Supplemental Indenture

GULF STATES TRANSMISSION CORPORATION PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

REGENCY OLP GP LLC
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	President

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Martin G. Reed
	Name:	Martin G. Reed
	Title:	Vice President

Signature Page to Supplemental Indenture